Exhibit 10.1

AMENDED AND RESTATED

MANAGEMENT AGREEMENT

by and between

EQT Infrastructure Company LLC

and

EQT Partners Inc.

and

EQIC Holdings L.P.

AMENDED AND RESTATED MANAGEMENT AGREEMENT, dated as of April 30, 2026, by and between EQT Infrastructure Company LLC, a Delaware limited liability company, EQIC Holdings L.P., an Ontario limited partnership, and EQT Partners Inc., a Delaware corporation (the “Manager”).

WHEREAS, the Company was formed as a limited liability company and intends to elect to be treated as a partnership for U.S. federal income tax purposes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the parties hereto previously entered into that certain Management Agreement, dated January 30, 2026 (the “Original Agreement”), pursuant to which the Company retained the Manager to provide various management and other services with respect to the Company;

WHEREAS, the parties hereto desire to amend and restate the Original Agreement as set forth herein; and

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.
Definitions.
(a)
The following terms shall have the meanings set forth in this Section 1(a):

“Affiliate” means with respect to a Person (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer, employee or general partner of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer or general partner; provided, that, it is acknowledged and agreed that (x) EQT and any EQT Vehicles are Affiliates of the Manager and (y) portfolio entities of any EQT Vehicles shall not be deemed Affiliates of EQT or any EQT Vehicle, except in the case of Section 2(e) and Section 3(a).

“Agreement” means this Amended and Restated Management Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Allocation Policy” means the allocation policy and procedures of the Manager and/or its Affiliates, in effect from time to time, with respect to the allocation of opportunities among the Company and one or more EQT Vehicles (as the same may be amended, updated or revised from time to time).

“Board” means the board of directors of the Company.

“Broken Deal Expenses” has the meaning set forth in the Company’s Governing Agreements.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Cause Event” means (i) a final judgment by any court or governmental body of competent jurisdiction not stayed or vacated within thirty (30) days that the Manager, its agents or its assignees has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Company or the ability of the Manager to perform its duties under the terms of this Agreement, (ii) an order for relief in an involuntary bankruptcy case relating to the Manager or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) the dissolution of the Manager, or (iv) a determination that the Manager has (a) committed actual fraud against the Company, (b) misappropriated or embezzled funds of the Company, or (c) acted, or failed to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (iv) are caused by an employee and/or officer of the Manager or one of its Affiliates and the Manager takes all necessary action against such Person and cures the damage caused by such actions or omissions within thirty (30) days of such determination, then such event shall not constitute a Cause Event.

“Claim” has the meaning set forth in Section 8(c) hereof.

“Class” has the meaning set forth in the Company’s Governing Agreements.

“Class A-D Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class A-I Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class A-S Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class D Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class E Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class I Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class M-I Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class M-I-TE Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class M-S Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class M-S-TE Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class S Shares” has the meaning set forth in the Company’s Governing Agreements.

“Class T Shares” has the meaning set forth in the Company’s Governing Agreements.

“Code” has the meaning set forth in the Recitals.

“Company” means EQT Infrastructure Company LLC, a Delaware limited liability company, and, where the context requires, its Subsidiaries and Affiliates.

“Company Expenses” has the meaning set forth in the Company’s Governing Agreements.

“Company Indemnified Party” has meaning set forth in Section 8(b) hereof.

“Conduct Policies” has the meaning set forth in Section 2(m) hereof.

“Confidential Information” means all confidential, proprietary or non-public information of, or concerning the performance, terms, business, operations, activities, personnel, training, finances, actual or potential acquisitions, plans, compensation, clients or investors of the Company or its respective Subsidiaries, written or oral, obtained by the Manager in connection with the services rendered hereunder; provided, that Confidential Information shall not, include information which (i) is in the public domain at the time it is received by the Manager, (ii) becomes public other than by reason of a disclosure by the Manager in breach of this Agreement, (iii) was already in the possession of the Manager (as demonstrated by the Manager’s written records) lawfully and on a non-confidential basis prior to the time it was received by the Manager from the Company or its Affiliates, (iv) was obtained by the Manager from a third party which, to the best of such Manager’s knowledge, was not disclosed in breach of an obligation of such third party not to disclose such information, or (v) was developed independently by the Manager without using or referring to any of the Confidential Information.

“Dealer-Manager” means EQT Partners BD, LLC, the dealer-manager of the Company’s Shares.

“Early Repurchase Fee” means the early repurchase fee as set forth in the Company’s Share Repurchase Plan.

“Effective Date” means January 30, 2026.

“Effective Termination Date” has the meaning set forth in Section 10(b) hereof.

“EQT” means, collectively, EQT AB Group and the EQT Vehicles.

“EQT AB Group” means EQT AB and/or any one or more of its direct or indirect Subsidiaries.

“EQT AB Group Shares” has the meaning set forth in the Company’s Governing Agreements.

“EQT Vehicles” has the meaning set forth in the Company’s Governing Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Executive Committee” means the Executive Committee of the Company as set forth in the Company’s Governing Agreements.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Governing Agreements” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the certificate of formation and limited liability company agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents in each case as amended from time to time.

“Indemnified Party” has the meaning set forth in Section 8(b) hereof.

“Independent Director” means, a member of the Board who is “independent” in accordance with the Company’s Governing Agreements.

“Initial Offering” means the acceptance of the initial subscription for Shares of the Company by Persons that are not Affiliates of the Manager.

“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“Investor Shares” means Class A-D Shares, Class A-I Shares, Class A-S Shares, Class D Shares, Class I Shares, Class S Shares, Class M-I Shares, Class M-S Shares, Class M-I-TE Shares and Class M-S-TE Shares of the Company, as set forth in the Company’s Governing Agreements.

“Loan Servicing Fees” has the meaning set forth in the Company’s Governing Agreements.

“Management Fee” means the management fee, without duplication, payable monthly in arrears with respect to each calendar month commencing with the month in which the Effective Date occurs, in an amount equal to:

(i)
1.25% per annum of the Net Asset Value attributable to Class I Shares, Class D Shares, Class S Shares and Class E Shares; and

(ii) for Class A-I Shares, Class A-D Shares and Class A-S Shares:

(x) 0.00% per annum of the Net Asset Value attributable to Class A-D Shares, Class A-I Shares and Class A-S Shares for a 9-month period following the Initial Offering,

(y) 1.00% per annum of the Net Asset Value attributable to Class A-D Shares, Class A-I Shares and Class A-S Shares from November 1, 2026 until the Reduced Fee Expiration Date, and

(z) 1.25% per annum of the Net Asset Value attributable to Class A-D Shares, Class A-I Shares and Class A-S Shares on and after the Reduced Fee Expiration Date;

(iii) for Class M-I Shares, Class M-S Shares, Class M-I-TE Shares and Class M-S-TE Shares:

(x) 0.00% per annum of the Net Asset Value attributable to Class M-I Shares, Class M-S Shares, Class M-I-TE Shares and Class M-S-TE from May 1, 2026 until January 31, 2027,

(y) 1.00% per annum of the Net Asset Value attributable to Class M-I Shares, Class M-S Shares, Class M-I-TE Shares and Class M-S-TE from February 1, 2027 until January 31, 2029, and

(z) 1.25% per annum of the Net Asset Value attributable to Class M-I Shares, Class M-S Shares, Class M-I-TE Shares and Class M-S-TE on and after February 1, 2029;

each before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Allocation, share repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable or otherwise) of any intermediate entity through which the Company indirectly holds interests in a portfolio company, as determined in the good faith judgment of the Manager. The Management Fee shall be pro rated for partial periods, to the extent necessary, as described more fully elsewhere herein.

“Manager” has the meaning set forth in the Recitals.

“Manager Expenses” has the meaning set forth in Section 7(a) hereof.

“Manager Indemnified Party” has the meaning set forth in Section 8(a) hereof.

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 5 hereof.

“Net Asset Value” means the net asset value of the assets attributable to the Company or a Class, as the case may be, determined in accordance with the Company’s Governing Agreements.

“Original Agreement” has the meaning set forth in the Recitals.

“Other Fees” has the meaning set forth in the Company’s Governing Agreements.

“Performance Allocation” has the meaning set forth in the Company’s Governing Agreements.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“PPM” means the Company’s Confidential Private Placement Memorandum, as amended or modified from time to time.

“Reduced Fee Expiration Date” means the date that is the 33 (thirty-three) months from the date of the Initial Offering.

“Regulated Broker-Dealer Fees” has the meaning set forth in the Company’s Governing Agreements.

“Regulation FD” means Regulation FD as promulgated by the SEC.

“Repurchase Arrangement” has the meaning set forth in the Company’s Governing Agreements.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Service Costs” has the meaning set forth in the Company’s Governing Agreements.

“Servicing Fee” means the servicing fee payable to the Dealer-Manager, as described in the PPM.

“Share Repurchase Plan” means the share repurchase plan of the Company, as amended, modified, revised or restated from time to time.

“Shares” has the meaning set forth in the Company’s Governing Agreements.

“Special Approval” has the meaning set forth in the Company’s Governing Agreements.

“Subsidiary” means a corporation, limited liability company, partnership, joint venture or other entity or organization of which: (a) the Company or any other subsidiary of the Company is a general partner or managing member, or (b) voting power to elect a majority of the board of directors, trustees or other Persons performing similar functions with respect to such entity or organization is held by the Company or by any one or more of the Company’s subsidiaries. For the avoidance of doubt, each of EQIC Holdings GP LLC, EQIC Holdings L.P. and EQIC Holdco LLC is a Subsidiary.

“Termination Fee” means a termination fee equal to three (3) times the sum of (i) the average annual Management Fee earned by the Manager and (ii) the average annual Performance Allocation (as defined in the Company’s Governing Agreements) received by EQT during the twenty-four (24)-month period immediately preceding the most recently completed calendar quarter prior to the Effective Termination Date.

“Termination Notice” has the meaning set forth in Section 10(b) hereof.

“Termination Without Cause” has the meaning set forth in Section 10(b) hereof.

(b)
As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined in Section 1(a) and accounting terms partly defined in Section 1(a), to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “calendar quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.
(c)
The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
(d)
The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”
Section 2.
Appointment and Duties of the Manager.
(a)
The Company hereby appoints the Manager to manage the day-to-day business and affairs of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement, to the direction of the Executive Committee and to the supervision of the Board. Except as otherwise provided in this Agreement, the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that the Company reimburses the Manager for costs and expenses in accordance with Section 7 hereof. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, to cause the duties of the Manager as set forth herein to be provided by third parties and/or its Affiliates.

(b)
The Manager, in its capacity as manager of the business and affairs of the Company, at all times will be subject to the direction of the Executive Committee and the supervision of the Board and will have only such functions and authority as the Board may delegate to it, including, without limitation, managing the Company’s activities and business affairs in conformity with the Company’s business objectives and other policies that are approved and monitored by the Board and/or the Executive Committee.
(c)
Subject to the oversight of the Board and the terms and conditions of this Agreement, the Manager will have plenary authority with respect to the management of the business and affairs of the Company and will be responsible for the day-to-day management of the Company; provided, however, that formal decisions of the Company with respect to portfolio companies shall require approval by a majority of the members of the Executive Committee. The Manager will perform (or cause to be performed through one or more of its Affiliates or Subsidiaries) such services and activities relating to the business and affairs of the Company as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:
(i)
originating and recommending opportunities to form, acquiring, structuring, coordinating and assisting with managing operations of any joint venture or portfolio companies held by the Company and conducting all matters with the joint venture partners consistent with the business objectives and strategies of the Company (including, for the avoidance of doubt, the power to structure joint ventures that provide that any controlling interest of the Company shall be forfeited upon termination of this Agreement);
(ii)
serving as an advisor to the Company with respect to the establishment and periodic review of the Company’s business objectives, financing activities and operations, any modifications to which will be approved by a majority of the Board;
(iii)
identifying, investigating, analyzing, and recommending possible acquisition opportunities and assisting in originating, negotiating, acquiring, consummating, documenting, monitoring, evaluating, financing, retaining, identifying potential acquirers, investigating potential dispositions, selling, negotiating for prepayment, restructuring, refinancing, hypothecating, pledging or otherwise disposing of portfolio companies and other interests consistent in all material respects with the Company’s business objectives;
(iv)
with respect to prospective purchases, sales, exchanges or other dispositions, conducting negotiations on the Company’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;
(v)
negotiating and entering into, on the Company’s behalf, repurchase agreements, interest rate or currency swap agreements, hedging arrangements, financing arrangements (including bank loans, institutional sources of financing and/or one or more credit facilities), foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s activities;
(vi)
engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors, advisors, consultants, attorneys, accountants, auditors, administrators, and other service providers (which may include Affiliates of the Manager) that provide various services with respect to the Company, including, without limitation, investment banking, securities brokerage, consulting services, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including transfer agent and registrar services) as may be required relating to the Company’s activities or acquisitions (or potential acquisitions);
(vii)
providing executive and administrative personnel, office space and office services for the Company and as required in rendering services to the Company;
(viii)
administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company’s management as may be agreed upon by the Manager and the Board, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
(ix)
communicating on the Company’s behalf with the holders of any of the Company’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
(x)
advising the Company in connection with policy decisions to be made by the Board or the Executive Committee;
(xi)
engaging one or more sub-managers with respect to the management of the Company, including, where appropriate, Affiliates of the Manager;
(xii)
evaluating and recommending to the Executive Committee hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with the Company’s business objectives;
(xiii)
advising the Company regarding the maintenance of the Company’s exclusion from the definition of investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause the Company to maintain such exclusion from the definition of an investment company under the Investment Company Act;

(xiv)
furnishing reports to the Company regarding the Company’s activities and services performed for the Company by the Manager and its Affiliates;
(xv)
monitoring the operating performance of the Company’s portfolio companies and providing periodic reports with respect thereto to the Board and the Executive Committee, including comparative information with respect to such operating performance and budgeted or projected operating results and providing advice regarding the management of joint ventures and portfolio companies;
(xvi)
deploying any moneys and securities of the Company (including holding short-term interests pending deployment in other portfolio companies, payment of fees, costs and expenses, or payments of dividends or distributions to the Company’s shareholders and partners) and advising the Company as to the Company’s capital structure and capital raising;
(xvii)
causing the Company to retain a qualified independent public accounting firm and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and systems with respect to financial reporting obligations and to conduct periodic compliance reviews with respect thereto;
(xviii)
assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(xix)
assisting the Company in complying with all regulatory requirements applicable to the Company in respect of the Company’s business activities, including (1) preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act and (2) facilitating compliance with the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;
(xx)
assisting the Company in taking all necessary actions to enable the Company to make required tax filings and reports;
(xxi)
placing, or arranging for the placement of, all orders pursuant to the Manager’s acquisition determinations for the Company either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer), and selecting the markets in which such orders shall be executed;
(xxii)
handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day activities (other than with the Manager or its Affiliates), subject to such reasonable limitations or parameters as may be imposed from time to time by the Board or the Executive Committee;

(xxiii)
using commercially reasonable efforts to cause expenses incurred by the Company or on the Company’s behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board or the Executive Committee from time to time;
(xxiv)
advising the Company with respect to and structuring long-term financing vehicles for the Company’s portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;
(xxv)
serving as the Company’s advisor with respect to decisions regarding any of the Company’s financings or borrowings undertaken by the Company, including (1) assisting the Company in developing criteria for debt and equity financing that is specifically tailored to the Company’s business objectives, and (2) advising the Company with respect to obtaining appropriate financing for the Company’s assets (which, in accordance with applicable law and the terms and conditions of this Agreement and the Company’s Governing Agreements may include financing by the Manager or its Affiliates);
(xxvi)
providing the Company with portfolio management and other related services;
(xxvii)
arranging marketing materials and other related documentation, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote the Company’s business;
(xxviii)
making recommendations to the Board with respect to repurchases under the Company’s Share Repurchase Plan; and
(xxix)
performing such other services from time to time in connection with the management of the business and affairs of the Company and its activities as the Board or the Executive Committee shall reasonably request and/or the Manager shall deem appropriate under the particular circumstances.
(d)
The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the Persons and firms as the Manager deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Manager; provided that any such services may be provided by Affiliates only to the extent (1) (i) such services are on arm’s length terms and competitive market rates in relation to terms that are then customary for agreements regarding the provision of such services to companies that have assets similar in type, quality and value to the assets of the Company and its Subsidiaries, (ii) the specific type of transaction is expressly provided for under this Agreement or the Company’s Governing Agreements (including the payment of Management Fees, Other Fees, Regulated Broker-Dealer Fees, Loan Servicing Fees and Service Costs) or (iii) such services are approved by Special Approval and (2) such services are permitted by applicable law. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. The Manager shall keep the Board and the Executive Committee reasonably informed on a periodic basis as to any services provided by Affiliates of the Manager. Notwithstanding anything to the contrary above, the Manager may retain, at its own cost and expense, such services of the Persons and firms as the Manager deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Manager, provided that any such services may be provided by Affiliates only to the extent such services are permitted by applicable law.
(e)
The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) would adversely and materially affect the Company’s and its Subsidiaries’ status as entities excluded from investment company status under the Investment Company Act or (ii) would materially violate the Conduct Policies, any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and its Subsidiaries or that would otherwise not be permitted by the applicable Governing Agreements. If the Manager is ordered to take any action by the Executive Committee, the Manager shall seek to promptly notify the Executive Committee if it is the Manager’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Agreements. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, neither the Manager nor any of its Affiliates shall be liable to the Company, the Board, the Executive Committee or the Company’s shareholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 8 of this Agreement.
(f)
The Company (including the Board and the Executive Committee) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to make any filing required to be made under the Investment Advisers Act, Securities Act, Exchange Act, Code, or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.
(g)
As frequently as the Manager may deem reasonably necessary or advisable, or at the direction of the Board or the Executive Committee, the Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, (i) reports and other information on the Company’s operations and (ii) other information relating to any proposed or consummated acquisition as may be reasonably requested by the Company.
(h)
The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all periodic reports and financial statements with respect to the Company reasonably required by the Board or the Executive Committee in order for the Company to comply with its Governing Agreements, or any other materials required to be filed with any governmental body or agency, including but not limited to the SEC, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(i)
The Manager shall prepare, or, at the sole cost and expense to the Company, cause to be prepared, regular reports for the Board or the Executive Committee to enable the Board or the Executive Committee to review the Company’s acquisitions, portfolio composition and characteristics, performance, asset performance and consistency with the Company’s business objectives, and policies approved by the Board.
(j)
Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, employees, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their Governing Agreements. When executing documents or otherwise acting in such capacities for the Company or any of its Subsidiaries, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing, while this Agreement is in effect, the Manager will provide the Company with a management team along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.
(k)
At all times during the term of this Agreement, the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage that is customarily carried by managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company and the Subsidiaries.
(l)
The Manager may provide, or at the sole cost and expense of the Company, shall cause to be provided, such internal audit, compliance, legal, finance and control services as may be required for the Company to comply with applicable law (including the Securities Act, Investment Advisers Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of a national securities exchange and as otherwise reasonably requested by the Company or the Board or the Executive Committee from time to time.
(m)
The Manager agrees to be bound by the Company’s code of ethics and other compliance and governance policies and procedures adopted by the Board as applicable to the Manager, if any (collectively, the “Conduct Policies”), and to take, or cause to be taken, all actions reasonably required to cause its officers, directors, members, and employees, and any officers or employees of its Affiliates acting on behalf of the Manager who are involved in the business and affairs of the Company, to be bound by the Conduct Policies to the extent applicable to such Persons.
Section 3.
Additional Activities of the Manager; Allocation of Opportunities; Non-Solicitation; Restrictions.
(a)
Nothing in this Agreement shall (i) prevent the Manager or any of its Affiliates, or any of its or their officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the business objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing, managing and/or sub-advising of any EQT Vehicles that employ business objectives or strategies that overlap, in whole or in part, with the business objectives of the Company, (ii) in any way bind or restrict the Manager or any of its

Affiliates, or any of its or their officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Manager or any of its Affiliates, or any of its or their officers, directors or employees may be acting, or (iii) prevent the Manager or any of its Affiliates from receiving fees or other compensation or profits from such activities described in this Section 3(a) which shall be for the Manager’s (and/or its Affiliates’) sole benefit. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the business objectives and policies of the Company, they may be different in certain material respects from the information and recommendations supplied by the Manager or any Affiliate of the Manager to others (including, for greater certainty, the EQT Vehicles and their investors, including EQT Vehicles in which the Manager or its Affiliates may have a beneficial interest, as described more fully in Section 3(b)). The Manager and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) Affiliates of the Manager sponsor, advise (including sub-advise) and/or manage one or more EQT Vehicles and may in the future sponsor, advise (including sub-advise) and/or manage additional EQT Vehicles, (ii) the Manager will allocate opportunities that overlap with the business objectives of the Company and such EQT Vehicles in accordance with the Allocation Policy and (iii) nothing in this Agreement shall prevent the Company from forming, acquiring, selling assets to or merging with any joint ventures with EQT Vehicles or purchasing assets from, selling assets, merging with or arranging financing from or providing financing to EQT Vehicles.
(b)
In connection with the services of the Manager hereunder, the Company and the Board acknowledge and/or agree that (i) as part of EQT’s regular businesses, personnel of the Manager and its Affiliates will work on other projects and matters (including with respect to one or more EQT Vehicles), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more EQT Vehicles and/or the Manager and such other Affiliates, (ii) there will be circumstances where acquisitions that are consistent with the Company’s business objectives will be shared with, or may be allocated to, one or more EQT Vehicles (in lieu of the Company) in accordance with the Allocation Policy, (iii) EQT Vehicles will acquire, from time-to-time, holdings that the Company may also acquire (including at a different level of an issuer’s capital structure (e.g., an acquisition by a EQT Vehicle of a debt instrument of the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of fundraising with respect to an issuer in which the Company has an interest) and while EQT will seek to resolve any such conflicts in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among the Company and EQT Vehicles generally, such transactions shall not be required to be presented to the Board for approval, and there can be no assurance that any such conflicts will be resolved in favor of the Company, (iv) the Manager and its Affiliates will from time-to-time receive Other Fees, Regulated Broker-Dealer Fees, Loan Servicing Fees and Service Costs, and while such fees give rise to conflicts of interest, the Company will not receive a Management Fee offset with respect to such fees except as expressly provided for herein, and (v) the terms and conditions of the Governing Agreements of EQT Vehicles (including with respect to the economic, reporting, and other rights afforded to investors in such EQT Vehicles) are materially different from the terms and conditions applicable to the Company and its shareholders, and neither the Company nor any such shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such EQT Vehicles as a result of an investment in the Company or otherwise. The Manager shall keep the Board and the Executive Committee reasonably informed on a periodic basis in connection with the foregoing.
(c)
Where acquisitions that are consistent with the Company’s business objectives are shared with one or more EQT Vehicles, the Manager may, but is not obligated to, aggregate sales and purchase orders of the Company with similar orders being made simultaneously for such EQT Vehicles, if in the Manager’s judgment, such aggregation is likely to result generally in an overall economic benefit to the Company. The determination of such economic benefit to the Company by the Manager is subjective and represents the Manager’s evaluation that the Company is benefited by relatively better purchase or sales prices, lower commission expenses, increased access to opportunities, beneficial timing of transactions or a combination of these and other factors.
(d)
Subject to Section 3(b), the Board may periodically review the Company’s business objectives and the Company’s portfolio companies when and as determined in its discretion, but will not review each proposed portfolio company acquisition or other interest acquired by the Company subject to the requirements of Section 2(c) hereof; provided, that the Company shall not consummate any transaction that involves (i) the sale of any portfolio company to or (ii) the acquisition of any portfolio company from EQT, any EQT Vehicle or any of their respective Affiliates unless such transaction (A) is on terms no less favorable to the Company than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by (x) a majority of the members of the Executive Committee and (y) Special Approval. In connection with the foregoing, it is understood and/or agreed that while conflicts of interest will arise from time-to-time in connection with the activities of the Company, EQT and the EQT Vehicles (including as more fully described in Section 3(b) above) and that the Manager will seek to resolve any such conflicts of interest in a fair and equitable manner in accordance with the Allocation Policy and its prevailing policies and procedures with respect to conflicts resolution among EQT Vehicles generally, only those transactions set forth above shall be required to be presented for approval by the Independent Directors; provided, that the foregoing shall not limit the ability of the Manager, in its discretion, to present additional matters involving the Company to the Independent Directors from time-to-time for review, advice and/or approval to the extent the Manager reasonably determines that doing so is appropriate under the circumstances (including, without limitation, as a result of a determination that such matters give rise to material conflicts of interest that are appropriate to be reviewed and/or approved by the Independent Directors); provided, further, that if (x) the majority of the Independent Directors approve any matter or transaction presented for their approval despite a conflict of interest after the Manager has disclosed all material facts relating to such conflict of interest or (y) the Manager acts in a manner, or pursuant to standards or procedures, approved by Special Approval with respect to such conflicts of interest that arise or may arise from time to time, then the Manager shall not have any liability to the Company or any shareholder by reason of such conflict of interest for actions in respect of such matter taken in good faith by any of them, including actions in the pursuit of their own interests.
(e)
In the event of a Termination Without Cause of this Agreement by the Company pursuant to Section 10(b) hereof, for two (2) years after such termination of this Agreement, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any person who has been employed by the Manager or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such Person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Manager may be entitled to equitable relief for any violation of this Section 3(e) by the Company, including, without limitation, injunctive relief.
(f)
At the reasonable request of the Board or the Executive Committee, the Manager shall review the Allocation Policy with the Board or the Executive Committee and respond to reasonable questions regarding the Allocation Policy as it relates to services under the Agreement. The Manager shall promptly provide the Board or the Executive Committee with a description of any material amendments, updates and revisions to the Allocation Policy.
Section 4.
Bank Accounts. At the direction of the Board or the Executive Committee, the Manager may establish and maintain, as agent on behalf of the Company, one or more bank accounts with a “qualified custodian” in the name of the Company or any Subsidiary in accordance with applicable law, and may cause the Company to deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board may approve; and the Manager shall ensure that such custodian(s) from time to time render statements, including appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of the Company or any Subsidiary.
Section 5.
Records; Confidentiality.

The Manager shall maintain appropriate books of account, records and files relating to services performed hereunder, and such books of account, records and files shall be accessible for inspection by representatives of the Company at any time during normal business hours upon advance written notice. The Manager shall have full responsibility for the maintenance, care and safekeeping of all such books of account, records and files (it being understood that services may be provided with respect to the Company by service providers (e.g., administrators, prime brokers and custodians) and so long as such service providers are monitored by the Manager with due care, the Manager shall be in compliance with the foregoing). Until the first (1st) anniversary of the termination of this Agreement, the Manager shall keep confidential any and all Confidential Information and shall not use Confidential Information in contravention of its duties under this Agreement or disclose Confidential Information, in whole or in part, to any Person other than (i) to officers, directors, employees, agents, representatives, advisors of the Manager or its Affiliates who need to know such Confidential Information for the purpose of rendering services hereunder or in furtherance of EQT AB Group asset management or capital markets businesses, (ii) to appraisers, lenders or other financing sources, co-originators, custodians, administrators, brokers, commercial counterparties or any similar entity and others in the ordinary course of the Company’s business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Company or its Affiliates or disclosure or presentations to investors of the Company or EQT AB Group (subject to compliance with Regulation FD), (iv) to governmental agencies or officials having jurisdiction over the Company or the Manager, (v) as requested by law, legal process or regulatory request to which the Manager or any Person to whom disclosure is permitted hereunder is a party or subject, (vi) to existing or prospective investors in EQT Vehicles and their advisors to the extent such Persons reasonably request such information, subject to an undertaking of confidentiality, non-disclosure and non-use, or (vii) otherwise with the consent of the Company, including pursuant to a separate agreement entered into between the Manager and/or any EQT Vehicles and the Company. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however, that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will (x) consider, and if advisable seek, at the Company’s sole expense, an appropriate protective order or confidentiality agreement, (y) notify the Board and the Executive Committee of such disclosure, and (z) in the absence of an appropriate protective order or confidentiality agreement, disclose only that portion of such information that is responsive to such request or demand. For the avoidance of doubt, nothing set forth in this Agreement prohibits, restricts or is otherwise intended to impede the Manager from disclosing or reporting possible violations of law or regulation to any governmental agency or authority, any self-regulatory organization or the staff of any of the foregoing (in their capacity as such), cooperating or communicating directly with any such governmental agency or authority, self-regulatory organization or staff in connection with any such possible violation or receiving an award from any such governmental agency or authority or self-regulatory organization in connection with any such cooperation or communication, in each case as is consistent with applicable law, to the extent such activity is protected under the whistleblower provisions of any law or regulation, and without any prior notice to or authorization from EQT or any of its affiliates.

Section 6.
Compensation.
(a)
For the services rendered under this Agreement, the Company shall pay or cause to be paid the Management Fee to the Manager. The Manager will not receive any Management Fees for the period prior to the Effective Date.
(b)
The parties acknowledge that the Management Fee is intended in part to compensate the Manager for the costs and expenses (other than reimbursable costs and expenses) the Manager will incur hereunder, as well as certain expenses not otherwise reimbursable under Section 7 below, in order for the Manager to provide the Company the management services and certain general administrative services rendered under this Agreement. A management fee paid by the Manager under a sub-management agreement (if any) shall not constitute an expense reimbursable by the Company under this Agreement or otherwise unless otherwise approved by the Board.
(c)
The Management Fee payable in any monthly period shall be reduced by an amount equal to any Other Fees allocable to Investor Shares and Class E Shares incurred by the Company, a Subsidiary or a prospective portfolio company during the immediately preceding monthly period, as reduced by any Broken Deal Expenses previously incurred (but only to the extent such Broken Deal Expenses have not already been netted against Other Fees or reimbursed by third parties or the Company). To the extent that the amount of Broken Deal Expenses allocable to Investor Shares and Class E Shares incurred during a period exceeds the amount of Other Fees allocable to Investor Shares and Class E Shares received during such period, the Manager may, in its sole discretion, apply such excess amount of Broken Deal Expenses against Other Fees (as described in the preceding sentence) in subsequent periods or seek direct reimbursement of such amounts from the Company as a Company Expense. In the event that the amount of fee reduction referred to in the preceding sentences exceeds the Management Fee for such monthly period, such excess shall be carried forward to reduce the Management Fee payable in following monthly periods. To the extent such excess fee reduction remains unapplied upon the Company’s final distribution of assets, the Manager or an Affiliate thereof shall retain such unapplied amount. For the avoidance of doubt, Service Costs, asset leasing fees, Loan Servicing Fees and Regulated Broker-Dealer Fees do not constitute Other Fees.
(d)
The Management Fee shall be payable in arrears in cash or Class T Shares of the Company, in monthly installments commencing with the month in which the Effective Date occurs. If applicable, the initial and final installments of the Management Fee shall be pro-rated based on the number of days during the initial and final month, respectively, that this Agreement is in effect. The Manager shall calculate each monthly installment of the Management Fee, and deliver such calculation to the Company, within thirty (30) days following the last day of each calendar month.
(e)
The Company shall make or cause to be made any payments due hereunder to the Manager or, if the Manager directs, to an Affiliate of the Manager. The Manager may elect to receive all or a portion of the Management Fee in Class T Shares of the Company in lieu of cash as follows:
(i)
At the beginning of each fee calculation period, the Manager will notify the Company of its election to receive any Management Fees for such payment period in cash, Class T Shares or a combination of cash and Class T Shares.
(ii)
The number of Class T Shares that the Manager will receive will be equal to the quotient of (x) the sum of the cash value of Management Fees elected by the Manager for payment in Class T Shares and (y) the then-current price of the Company’s Class T Shares when such fees become due.
(f)
If the Manager elects to receive any portion of its Management Fee in Class T Shares of the Company, the Manager may elect to submit those shares for repurchase pursuant to the Company’s Share Repurchase Plan. Class T Shares of the Company obtained by the Manager will be subject to the repurchase limits of the Share Repurchase Plan. Any Class T Shares received by the Manager are not subject to the Early Repurchase Fee.
Section 7.
Expenses of the Company.
(a)
Subject to Section 7(b) and except as otherwise specified in the definition of Company Expenses, the Manager shall be responsible for the expenses related to any and all personnel of the Manager and its Affiliates who provide services to the Company pursuant to this Agreement or otherwise (including, without limitation, each of the officers of the Company and any directors of the Company who are also directors, officers or employees of the Manager or any of its Affiliates), including, without limitation, normal overhead expenses relating to the business or operation of the Manager (including rent, office furniture, fixtures and computer equipment), salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance (other than insurance specifically required under this Agreement) with respect to such personnel (“Manager Expenses”).
(b)
The Company shall pay all of its costs and expenses and shall reimburse the Manager or its Affiliates for documented costs and expenses of the Manager and its Affiliates to the extent incurred on behalf of the Company that are Company Expenses in accordance with this Agreement. For the avoidance of doubt, Manager Expenses are not Company Expenses. The Manager, in its sole and absolute discretion, shall determine whether a cost or expense is a Manager Expense or Company Expense.
(c)
The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given monthly period, which determination shall not be deemed to construe a waiver of reimbursement for such expenses, or similar expenses, in future periods.
(d)
The Manager shall prepare a written expense statement in reasonable detail documenting the costs and expenses of the Company incurred during each calendar month to be reimbursed by the Company, and shall use commercially reasonable efforts to deliver the same to the Company within five (5) days following the end of the applicable calendar month (subject to reasonable delays resulting from delays in the receipt of information). The amounts payable for such cost and expense reimbursement shall be paid by the Company; provided, that such payments may be offset by the Manager against amounts due to the Company from the Manager.
(e)
Any intercompany sale, charge, reimbursement, allocation, or the like shall be documented on an invoice containing separately stated line items with a description of the good/service along with its associated cost and any mark-ups or price adjustments relative to the original price(s) paid to the third-party vendor. If the transaction is a "sale" for sales and use tax purposes, the seller and the buyer shall analyze it for proper payment of sales/use tax. If either tax is due, either the sales tax shall be collected and remitted or the use tax shall be accrued and remitted to the state (provided the party has an active sales tax account). Such invoices shall be retained along with any other documents as proof tax was sent to the state.
(f)
The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.
Section 8.
Limits of the Manager’s Responsibility; Indemnification.
(a)
The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board or the Executive Committee in following or declining to follow any advice or recommendations of the Manager. To the fullest extent permitted by law, the Manager and its Affiliates, including but not limited to their respective directors, officers, employees, managers, trustees, control persons, partners, shareholders, any advisory committee formed by the Manager and equity holders, will not be liable to the Company, any Subsidiary, the Board, the Executive Committee, the Company’s shareholders or any Subsidiary’s shareholders or partners for any acts or omissions by the Manager or its Affiliates performed in accordance with and pursuant to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise, except by reason of acts or omission constituting bad faith, fraud, willful misconduct, gross negligence, material breach of this Agreement, material violation of applicable U.S. federal securities laws or reckless disregard of their respective duties under this Agreement. The Company shall, to the fullest extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates, and the directors, officers, employees and shareholders of the Manager and its Affiliates including but not limited to their respective directors, officers, employees, managers, trustees, control persons, partners, shareholders, any advisory committee formed by the Manager and equity holders (each, a “Manager Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”) in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting bad faith, fraud, willful misconduct, gross negligence, material breach of this Agreement, material violation of applicable U.S. federal securities laws or reckless disregard of duties of such Manager Indemnified Party under this Agreement. In addition, to the fullest extent permitted by applicable law, the Manager will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process and/or in the trade process.
(b)
The Manager shall, to the fullest extent lawful, reimburse, indemnify and hold harmless the Company, its Subsidiaries and the directors, officers, employees and shareholders of the Company and its Subsidiaries and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of duties of the Manager under this Agreement or (ii) any claims by the Manager’s or its Affiliate’s employees relating to the terms and conditions of their employment by the Manager or its Affiliate (other than claims by employees of the Company relating to the terms and conditions of their employment by the Company).
(c)
In case any such claim, suit, action, investigation or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to this Section unless the failure to provide such notice results in material prejudice to the indemnifying party. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith control and defend any such Claim (including any settlement thereof) with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such Claim. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party, provided (i) such settlement is without any Losses (including equitable relief) whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. Subject to the immediately prior sentence, the applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section 8 to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.
(d)
Any Indemnified Party entitled to indemnification hereunder shall first seek recovery from any other indemnity then available with respect to portfolio entities and/or any applicable insurance policies by which such Indemnified Party is indemnified or covered prior to seeking recovery hereunder and shall obtain the written consent of the Company or Manager (as applicable) prior to entering into any compromise or settlement which would result in an obligation of the Company or Manager (as applicable) to indemnify such Indemnified Party. If such Indemnified Party shall actually recover any amounts under any applicable insurance policies or other indemnity then available, it shall offset the net proceeds so received against any amounts owed by the Company or Manager (as applicable) by reason of the indemnity provided hereunder or, if all such amounts shall have been paid by the Company or Manager (as applicable) in full prior to the actual receipt of such net insurance proceeds, it shall pay over such proceeds (up to the amount of indemnification paid by the Company or Manager (as applicable) to such Indemnified Party) to the Company or Manager (as applicable). If the amounts in respect of which indemnification is sought arise out of the conduct of the business and affairs of the Company or Manager and also of any other Person or entity for which the Indemnified Party hereunder was then acting in a similar capacity, the amount of the indemnification to be provided by the Company or Manager (as applicable) may be limited to the Company’s or Manager’s (as applicable) allocable share thereof if so determined by the Company or Manager (as applicable) in good faith. Notwithstanding anything to the contrary in this Section 8 and for greater certainty it is understood and/or agreed that, to the extent that an Indemnified Party is also entitled to be indemnified by one or more portfolio entities, it is intended that (i) such portfolio entities shall be the indemnitors of first resort, (ii) the Company’s or Manager’s (as applicable) obligation, if any, to indemnify any Indemnified Party shall be reduced by any amount that such Indemnified Party shall collect as indemnification from such entity and from any then available insurance policies, which the Indemnified Party shall have an obligation to seek payment from prior to seeking payment from the Company or Manager in respect of such Claims, and (iii) if the Company or Manager pays or causes to be paid any amounts that should have been paid by such portfolio entity or under such insurance policies, then (x) the Company or Manager (as applicable) shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment, and (y) each relevant Indemnified Party shall assign to the Company or Manager (as applicable) all of the Indemnified Party’s rights to indemnification from or with respect to such entity’s indemnification.
(e)
The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement.
Section 9.
No Joint Venture. The Company and the Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
Section 10.
Term; Termination Without Cause.
(a)
This Agreement became effective on the Effective Date and shall continue in operation unless terminated in accordance with the terms hereof.
(b)
Notwithstanding any other provision of this Agreement to the contrary, with not less than ninety (90) days’ prior written notice to the Manager (the “Termination Notice”), the Company may, without cause, terminate this Agreement (a “Termination Without Cause”) upon unanimous vote of the Independent Directors. Upon a Termination Without Cause, the Company shall pay the Manager the Termination Fee before or on the last day of the term of this Agreement (the “Effective Termination Date”).
(c)
The Manager may deliver written notice to the Company informing it of the Manager’s intention to terminate this Agreement upon no less than one hundred eighty (180) days’ notice, whereupon this Agreement shall terminate effective on the latter of (i) 180 days from the date such notice is sent or (ii) such latter date as the Manager may determine. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 10(c).
(d)
Except as set forth in this Section 10, a Termination Without Cause of this Agreement pursuant to this Section 10 shall be without any further liability or obligation of either party to the other, except as provided in Section 3(e), Section 5, Section 7, Section 8, Section 10(e), Section 13(b) and Section 14 of this Agreement.
(e)
If the Company terminates this Agreement pursuant to this Section 10, the Company shall forfeit any controlling interest in any joint venture.
(f)
If the Company terminates this Agreement pursuant to this Section 10, the Company shall, before the Effective Termination Date, cause the name of the Company to be changed to omit reference to “EQT,” and the Company, any successor manager or any other Person shall make no further use of “EQT” or any similar name or any derivations thereof in relation to the activities of the Company.

(g)
The Manager shall cooperate, at the Company’s expense, with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new manager.
Section 11.
Assignments.
(a)
Assignments by the Manager. This Agreement may not be assigned by the Manager without the consent of the Company, which consent shall be approved by a majority of the Company’s Independent Directors. Notwithstanding the foregoing, the Manager may, at any time without the approval of the Company and without the approval of the Company’s Independent Directors, (i) assign this Agreement to one or more Affiliates of the Manager and (ii) delegate to one or more of its Affiliates, including sub-managers where applicable, the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as such assignment or delegation does not require the Company’s consent under the Investment Advisers Act (but if such consent is required, the Company shall not unreasonably withhold, condition or delay its consent). Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all acts or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.
(b)
Assignments by the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Manager.
Section 12.
Termination for Cause.
(a)
The Company may terminate this Agreement effective upon thirty (30) days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, upon the occurrence of a Cause Event.
(b)
The Manager may terminate this Agreement effective upon sixty (60) days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 12(b).
(c)
The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay the Termination Fee.
Section 13.
Action Upon Termination.

(a) From and after the Effective Termination Date of this Agreement pursuant to Sections 10, 11, or 12 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 10(b) or Section 12(b) hereof, the Termination Fee. Upon any such termination, the Manager shall forthwith:

(i)
after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;
(ii)
deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company and any Subsidiaries; and
(iii)
deliver to the Board all property and documents of the Company and any Subsidiaries then in the custody of the Manager, provided that the Manager shall be permitted to retain copies of such documents for its records, and if so retained, the Manager shall continue to be bound by the confidentiality obligations and other obligations set forth in Section 5 hereof with respect to the retained documents.
(b)
If either the Company or the Manager terminates this Agreement pursuant to Section 10 or Section 12 of this Agreement, within thirty (30) days of the Effective Termination Date, the Company shall repurchase all EQT AB Group Shares outstanding on the Effective Termination Date at a price equal to the Net Asset Value per share as of the last month of the prior calendar quarter, regardless of any repurchase limitations described in the Company’s Governing Agreements, Share Repurchase Plan, Repurchase Arrangement or any other document describing the Company’s repurchase limitations.
Section 14.
Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section, shall be deemed to include any and all of its Subsidiaries, if any) shall be held in the name of the Company or any Subsidiary, and in the case of securities and funds of the Company, shall be maintained by a qualified custodian in the name of the Company or any Subsidiary in accordance with applicable law. The Manager shall not be liable to the Company, the Board, the Executive Committee or the Company’s shareholders for any acts or omissions by the Company in connection with the money or other property held by such custodian(s) in accordance with this Section. To the fullest extent permitted by applicable law, the Company shall indemnify the Manager, its directors, officers, shareholders, employees and agents against any and all Losses which arise in connection with the Manager’s proper release or direction of such money or other property to the Company’s custodian(s) in accordance with the terms of this Section 14. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 8 of this Agreement.

Section 15.
Value Added Tax.

If the Manager is liable to account for any value added tax by reason of being treated as making taxable supplies pursuant to this Agreement or is required to indemnify any person to whom it has delegated powers pursuant to this Agreement against value added tax charged in respect of that person’s (or its agents’) services in respect of the Company, the Manager shall be entitled to be indemnified out of the Company’s assets in respect of any such liability.

Section 16.
Representations and Warranties.
(a)
The Company hereby represents and warrants to the Manager as follows:
(i)
The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease any property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.
(ii)
The Company has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person that has not already been obtained, including shareholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
(iii)
The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the Governing Agreements of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the

Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
(b)
The Manager hereby represents and warrants to the Company as follows:
(i)
The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority and the legal right to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.
(ii)
The Manager has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
(iii)
The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Agreements of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 17.
Miscellaneous.
(a)
Notices. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received or (iv) posted on a password protected website maintained by the Manager and for which the Company has received access instructions by electronic mail, when posted:

The Company: EQT Infrastructure Company LLC

245 Park Avenue, 34th Floor

New York, NY 10167
Attention: ***
Email: ***

The Manager: EQT Partners Inc.
245 Park Avenue, 34th Floor

New York, NY 10167
Attention: ***
Email: ***

(b)
Binding Nature of Agreement; Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein. Except for Section 3, Section 8 and Section 14, none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.
(c)
Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
(d)
Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.
(e)
GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE

TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
(f)
WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(g)
Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.
(h)
No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
(i)
Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.
(j)
Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
(k)
Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amended and Restated Management Agreement as of the date first written above.

EQT Infrastructure Company LLC

By: /s/ Erwin Thompson

Name: Erwin Thompson

Title: Chief Executive Officer

By: /s/ Bethany Oleynick

Name: Bethany Oleynick

Title: Legal Director and Secretary

EQIC Holdings L.P.

By: EQIC Holdings GP LLC, its general partner

By: EQT Infrastructure Company LLC, its sole member

By: /s/ Erwin Thompson

Name: Erwin Thompson

Title: Chief Executive Officer

By: /s/ Bethany Oleynick

Name: Bethany Oleynick

Title: Legal Director and Secretary

EQT Partners Inc.

By: /s/ Erwin Thompson

Name: Erwin Thompson

Title: Partner

By: /s/ Bethany Oleynick

Name: Bethany Oleynick

Title: Legal Director

[Signature Page to EQIC Amended and Restated Management Agreement]